Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Summit Bank Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

March 20, 2006